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                                                                   Exhibit 10.13
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                            Hurray! Holding Co., Ltd.

                                       and

                          Nihon-Enterprise Mobile, Ltd.

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          Agreement on Transfer of Shares of Beijing Enterprise Mobile

                              Technology Co., Ltd.

                                   ----------

                                 April 13, 2004

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This Agreement is executed on April 13, 2004 in Beijing by the following parties:

Party A: Hurray! Holding Co., Ltd.

Registered address: Cricket Square, Hutchins Drive, PO Box 2681GT, George Town, Grand Cayman, Cayman Islands
(hereinafter the "Transferee")

And

Party B: Nihon-Enterprise Mobile, Ltd.
Registered address: 1-17-8, Shibuya, Shibuya-ku, Tokyo, Japan
(hereinafter the "Transferor")

WHEREAS:

     1. Beijing Enterprise Mobile Technology Co., Ltd. (hereinafter the "Enterprise Mobile") is a Sino-foreign joint venture legally established and validly existing under Chinese laws. Its registered capital is US$410,000, of which US$369,000 is contributed by the Transferor, making it entitled to 90 percent equities of the Enterprise Mobile The Transferor is legally entitled to all shareholder rights in light of its contribution as at the execution date of this Agreement.

     2. The Transferee is a legal person legally established and validly existing under the laws of Cayman Islands. It desires to accept all shares of Enterprise Mobile held by the Transferor.

     In consideration of the foregoing share transfer, the parties hereby agree as follows through friendly consultation in accordance with relevant laws and regulations and in the spirit of mutual benefit, honesty and good faith:

I. Share Transfer

     1. The Transferor agrees to transfer all of its shares of Enterprise Mobile to the Transferee on the Transfer Effective Date (as defined hereinafter) provided under Article III of this Agreement according to terms and conditions of this Agreement.

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The Transferee agrees to accept such shares according to terms and conditions of this Agreement (hereinafter "Share Transfer").

     2. Unless otherwise provided under this Agreement, the Transferee shall become the legal owner of the shares contemplated to be transferred under this Agreement and have all rights and obligations in respect of Share Transfer (such rights including all rights, interests and duties in respect of its contribution), and the Transferor shall not have any right, obligation or responsibility in respect of Share Transfer, as of the Transfer Effective Date provided under Article III of this Agreement.

     3. The parties hereto agree to effect all procedures in respect of Share Transfer according to the terms and time provided under this Agreement, including without limitation securing approval documents for Share Transfer/acceptance according to the laws of their respective incorporation place.

     4. The Transferor shall transfer to the Transferee any and all materials held by the Transferor necessary for appropriate exercise of shareholder rights by the Transferee as of the Transfer Effective Date of this Agreement, including without limitation board resolutions and minutes of Enterprise Mobile, all seals of Enterprise Mobile (including without limitation corporate seal, finance seal and contract seal), approval documents of Enterprise Mobile, approval documents of foreign-invested enterprise, business license (originals and copies), certificates, checkbooks, materials relating to bank account and changes thereto, property title documents and approvals.

II. Share Transfer Price and Payment

     1. The parties hereto agree that the price of Share Transfer is USD4,050,000 (US Dollar Four Million Fifty Thousand only) (hereinafter "Share Transfer Price").

     2. The parties hereto agree that the Transferee shall pay to the Transferor by telegraphic transfer within five working days after execution of this Agreement 25 percent of Share Transfer Price, i.e., US$1,012,500 ("First Payment"), and, within 15 days of Transfer Effective Date, the remaining 75 percent of Share Transfer Price, i.e., US$3,037,500. If Share Transfer fails to be effective within 90 days after execution of this Agreement by reasons other than those on the part of the Transferee after the Transferee effected the First Payment to the Transferor, the Transferor shall refund to

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the Transferee full amount of First Payment at the earlier of: (1) within five working days after the Transferor is expressly informed that Share Transfer fails to be effective as scheduled, or (2) 90 days after execution of this Agreement.

III. Effective Date of this Agreement and of Share Transfer

     1. This Agreement shall be effective upon execution by the parties hereto or their respective authorized representatives and affixture of seals.

     2. Share Transfer contemplated under this Agreement shall be effective upon realization of all conditions precedent set out below, and the date of realization shall be Transfer Effective Date:

          (1) this Agreement is legally executed by the parties hereto or their respective authorized representatives;

          (2) this Agreement and the Share Transfer contemplated hereunder are approved for transfer/acceptance by the respective authorities of the Transferor and Transferee;

          (3) this Agreement and the Share Transfer contemplated hereunder are approved by the board of Enterprise Mobile;

          (4) this Agreement and the Share Transfer contemplated hereunder are approved by the original approval authority and approval documents are secured;

          (5) other shareholders of Enterprise Mobile issue warranty letter consenting to the Share Transfer and waiving the right of first refusal in respect of the shares intended for transfer; and

          (6) other legal documents required for the Share Transfer have been appropriately secured and relating procedures or formalities have been validly effected.

     3. The parties hereto shall, in good faith, complete any activities necessary for effecting the Share Transfer provided hereunder within three months after this Agreement is effective or any time otherwise agreed upon by both parties, including without limitation executing or causing third party to execute any document or application, or securing any relevant approval, consent or permit to effect

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performance of this Agreement.

     4. The Transferor agrees that the Share Transfer shall not be effective until all conditions precedent set out in Section 2 of this Article are realized within agreed-upon time, and the Transferee bears no liability therefor unless the failure of such realization is caused by the error of the Transferee. If such condition precedent fails to be realized according to the terms or within the time provided hereunder due to the error of the Transferor, the Transferor shall be liable to any losses or expenses thus incurred by the Transferee; if such condition precedent fails to be realized according to the terms or within the time provided hereunder due to the error of the Transferee, the Transferee shall be liable to any losses or expenses thus incurred by the Transferor.

IV. Representations, Covenants and Warranties of the Transferor

     1. Enterprise Mobile is a limited liability company legally established and validly existing under Chinese laws. The Transferor has duly paid up its subscribed capital in light of capital percentage and secured corresponding share rights according to laws. The Transferor has performed all of its obligations as shareholder in strict compliance with articles of association of Enterprise Mobile

     2. The Transferor has all rights, powers and authorities to enter into and perform all duties and responsibilities under this Agreement. This Agreement is legally binding upon the Transferor upon execution.

     3. The Transferor legally and actually owns the shares intended to be transferred under this Agreement, and is capable in right and action to transfer such shares, and has secured all necessary approvals therefor.

     4. Execution or performance of this Agreement by the Transferor does not breach laws, articles of association, contracts, agreements or any other legal documents which the Transferor is subject to.

     5. The shares intended for transfer are complete and have not been pledged, subject to any preferential right or any third party interest, or have any right defect.

     6. The balance sheet of Enterprise Mobile and other financial materials and information provided by the Transferor to the Transferee are complete, true and accurate. Except for the liabilities (including actual liabilities and contingent liabilities)

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disclosed by the Transferor to the Transferee, Enterprise Mobile has no other liabilities ("Undisclosed Liabilities"). If any Undisclosed Liabilities exist, the Transferor shall be liable for its full repayment. If the Transferee or Enterprise Mobile suffers any loss due to Undisclosed Liabilities, the Transferor shall be liable to all damages therefrom.

     7. The Transferor agrees not to conduct within China any business that directly or indirectly causes competition with the Transferee and its affiliates within one year after this Agreement becomes effective. The Transferor does not preclude cooperation with the Transferee on one or several businesses during such period, the details of cooperation be separately negotiated.

     8. There exists no breach of law, proceedings or potential proceedings in respect of tax, accounting, employment, insurance and property of Enterprise Mobile

     9. As of effective date of this Agreement until Transfer Effective Date (including effective date of this Agreement and Transfer Effective Date), unless prior written consent is secured from the Transferee, the Transferor shall warrant:

          (1) Enterprise Mobile shall keep normal business operation, and any expenditure in the amount higher than RMB10,000 (including RMB10,000) shall be notified to the Tranferee two working days in advance and subject to the approval of the Transferee;

          (2) The assets and financial position of Enterprise Mobile shall not undertake material change (including without limitation assignment, imposition of any pledge or any third party interest);

          (3) Enterprise Mobile shall not distribute investment gains to Transferor or any other shareholders;

          (4) Except for any prior share transfer agreed-upon by related parties, Enterprise Mobile shall not change its share structure or articles of association;

          (5) Assets of Enterprise Mobile shall not undertake any material change in quantity and structure (including without limitation assignment, imposition of any pledge or any third party interest);

          (6) The Transferor shall use its best endeavors to protect the operation of Enterprise Mobile from any adverse impact; and

          (7)  Not to appoint, engage, or remove any director, officer, or key

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               employee.

     10. Any representation or warranty made by the Transferor under this Agreement contains no material falsehood or any omissions.

     11. The warranties made by the Transferor under this Article are valid for one year from the Transfer Effective Date. After such period, the Transferor bears no obligation to the Transferee in respect of any warranty, repayment or compensation provided under this Article.

     12. The Transferor represents that it has all information relating to this transaction, including the transaction arrangement between the Transferee and its affiliates with other shareholders of Enterprise Mobile

V. Representations, Covenants and Warranties of the Transferee

     1. The Transferee is the legal person legally established and validly existing under the laws of Cayman Islands.

     2. The Transferee has full rights to conduct the matters in respect of accepting shares from the Transferor as provided under this Agreement, and has secured all approvals and/or authorizations in respect of execution and performance of this Agreement.

     3. Execution or performance of this Agreement by the Transferee is in no breach of the laws, articles of association, contracts, agreements or other legal documents which the Transferee is subject to.

     4. The Transferee shall perform the obligation of paying transfer price to the Transferor in strict compliance with terms of this Agreement, and warrant not to withdraw contribution after such payment obligation is fulfilled and the registration of the company is changed.

VI. Confidentiality

     Unless expressly required by relevant Chinese laws and regulations, relevant articles of association, or other applicable laws and regulations, no party shall disclose the terms of this Agreement to any third party other than the parties hereto without the prior written consent of the other party before completion of the transaction

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contemplated hereunder. This provision does not apply to affiliates of and professionals engaged by the parties hereto.

VII. Fees and Expenses

     1. The parties hereto agree to bear their respective fees incurred for engagement of lawyers, accountants, appraisers, financial advisors and other professionals.

     2. Any taxable liability incurred under the Share Transfer shall be borne by the Transferor and the Transferee respectively according to laws.

     3. Any other expenses occurred in connection with the Share Transfer (including without limitation the expenses relating to change registration at industrial and commercial bureau) shall be equally borne by the Transferor and the Transferee.

VIII. Other Matters relating and Amendment to this Agreement

     1. The parties hereto agree to further negotiate other matters in respect of this Agreement after execution of this Agreement and enter into supplemental agreement in writing. Such supplemental agreement constitutes an integral part of this Agreement.

     2. Any amendment to this Agreement shall be in writing and signed by both parties. Any amendment or addition shall constitute an integral part of this Agreement.

IX. Breach Liability

     1. Any party hereto shall be deemed in breach of this Agreement if such party:

          (1)  fails to perform any obligation under this Agreement;

          (2) breaches any of its representation, covenant or warranty made under this Agreement; or

          (3) its representation or warranty made under this Agreement is inconsistent with facts or misleading (in good faith or in bad faith).

     2. Under occurrence of such breach, the non-breaching party has the right to require the breaching party to correct within 10 days; if the breaching party fails to

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correct within the specified time, the non-breaching party has the right to terminate this Agreement and claim damages from the breaching party.

     3. The parties hereto covenants to each other that without prejudice to the right to claim damages by the non-breaching party against the breach of covenant, warranty or obligation by the breaching party under this Agreement, the breaching party shall be liable to the following damages as required by the non-breaching party:

          (1) A certain sum of damages which is sufficient to restore both parties to the status as if the Agreement is not breached;

          (2) Expenses or costs directly or indirectly incurred by the non-breaching party arising out of the breach of the Agreement (including without limitation litigation, arbitration and/or lawyer fees reasonably incurred by the non-breaching party therefrom).

X. Dispute Resolution

     1. Any dispute arising out of or relating to this Agreement shall be settled by the parties hereto through friendly consultation.

     2. If any dispute is not settled through friendly consultation by the parties hereto within thirty days after its occurrence, such dispute shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration according to its rules then in effect. The award of arbitration is final and binding upon both parties. The seat of the arbitration is in Beijing, China.

     3. If any provision of this Agreement shall be determined to be invalid according to relevant laws, the remaining of this Agreement shall continue to be valid and enforceable.

XI. Applicable Laws

     The execution, validity, interpretation and performance of this Agreement, and dispute resolution thereof shall be governed by relevant laws of China.

XII. Agreement Right

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     No party shall assign its rights under this Agreement without prior written consent of the other party. Respective successors and permitted assigns of the parties hereto are subject to provisions of this Agreement.

XIII. Force Majeure

     1. Force Majeure means any occurrence that is uncontrollable, unpredictable or, if predictable, unavoidable by the parties hereto, causing hindrance, impact or delay on the part of either party to perform all or part of its obligations under this Agreement. Such occurrence includes without limitation earthquake, typhoon, flood, fire or other acts of God, war, riot, strike or other similar occurrences. The parties hereto agree and acknowledge that non-performance of this Agreement on the part of either party due to Force Majeure does not constitute the breach provided under Section 1 of Article IX, nor shall the non-performing party be liable to any damages or compensation therefor.

     2. In occurrence of Force Majeure, the affected party shall notify the other party immediately by the most expedient means possible and provide within 15 days documents evidencing the particulars of such occurrence and reasons for non-performance of all or part of this Agreement or delay performance of this Agreement. Then the parties hereto shall negotiate as to whether to delay performance of or terminate this Agreement.

XIV. Entire Agreement

     This Agreement constitutes all representations and agreements between the parties hereto and supersedes all prior oral and written representations, warranties, understandings and agreements between the parties relating to the subject matter of this Agreement. The parties hereto agree and acknowledge that any representation or covenant that is not provided under this Agreement shall not constitute basis of this Agreement and, therefore, shall not be the basis to determine respective rights and obligations of the parties or to interpret terms and conditions of this Agreement.

XV. Notices

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     All notices required under this Agreement shall be written in Chinese and delivered by registered mail, telecopy or other telecommunication means. Notices shall be deemed duly given upon arrival at the registered address of the recipient. When delivered by registered mail, the notice shall be deemed to be duly given on the day of receipt noted on the return receipt. When delivered by telecopy, the notice shall be deemed to be duly given when the delivery is confirmed by the telecopy machine.

XVI. Counterparts

     This Agreement is made in Chinese in six original copies. Each party shall hold one original copy and the remaining copies shall be used for the purpose of approval by authorities and registration at industrial and commercial bureau. Each copy shall have the same legal effect.

XVII. Supplemental Agreement or Attachment

     Upon agreement and valid execution of the parties hereto, other document which supplements or amends this Agreement is an attachment to this Agreement and constitutes an integral part of this Agreement.

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                                 Execution Page

                                    (No text)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.


By: /s/ Wang Qindai
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Party A: Hurray! Holding Co., Ltd.

Legal Representative/Authorized Representative: Wang Qindai


By: /s/ [NAME IN CHINESE]
    ------------------------------------
Party B: Nihon-Enterprise Mobile, Ltd.

Authorized Representative: [NAME IN CHINESE]

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